Exhibit 10.1

SECOND AMENDMENT

TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

LAREDO PETROLEUM, INC.,

as Borrower,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

THE GUARANTORS SIGNATORY HERETO,

AND

THE BANKS SIGNATORY HERETO

SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of May 8, 2014 (the “Second Amendment Effective Date”), is among LAREDO PETROLEUM, INC., a corporation formed under the laws of the State of Delaware (“Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with Borrower, the “Credit Parties”); each of the Banks party hereto; and WELLS FARGO BANK, N.A., as administrative agent for the Banks (in such capacity, together with its successors, “Administrative Agent”).

Recitals

A.            Borrower, Administrative Agent and the Banks are parties to that certain Fourth Amended and Restated Credit Agreement dated as of December 31, 2013 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of Borrower.

B.            The parties hereto desire to enter into this Second Amendment to amend certain terms of the Credit Agreement as set forth herein, to be effective as of the Second Amendment Effective Date.

C.            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.              Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed to such term in the Credit Agreement (as amended hereby).  Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

Section 2.              Amendments to Credit Agreement.  In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Second Amendment Effective Date in the manner provided in this Section 2.

2.1          Additional Definitions.  Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Foreign Bank” means a Bank that is not a U.S. Person.

“Increasing Bank” has the meaning given such term in Section 2.16(a).

“Participant Register” has the meaning given such term in Section 14.8(b).

“Recipient” means (a) the Administrative Agent, (b) any Bank and (c) any Letter of Credit Issuer, as applicable.

“Second Amendment Effective Date” means May 8, 2014.

“Super Majority Banks” means (a) as long as the Commitments are in effect, Banks having an aggregate Commitment Percentage of 66-2/3% or more of the Aggregate Maximum Credit Amount, and (b) following termination or expiration of the Commitments, Banks holding 66-2/3% or more of the Outstanding Revolving Credit.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(3) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.6(d).

2.2          Amended Definitions.  The definitions of “Aggregate Elected Commitment Amount”, “Commitment Percentage”, “Excluded Taxes”, “Material Gas Imbalance”, “Permitted Purchase Money Debt” and “Required Banks” contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows.

“Aggregate Elected Commitment Amount” at any time shall equal the sum of the Elected Commitments, as the same may be terminated, reduced or increased from time to time in accordance with the terms hereof. As of the Second Amendment Effective Date, the Aggregate Elected Commitment Amount is $825,000,000.

“Commitment Percentage” means, with respect to any Bank at any time, the percentage of the Aggregate Elected Commitment Amount represented by such Bank’s Elected Commitment, as such percentage may be modified from time to time pursuant to Section 2.16(e) or otherwise hereunder.

“Excluded Taxes” means, with respect to the Administrative Agent, any Bank, any Assignee or any other recipient of any payment to be made by or on account of any obligation of Borrower or any guarantor hereunder or under any other Loan Papers, (a) taxes imposed on (or measured by) its net income, and franchise taxes (including the Texas Margin Tax) imposed on it (in lieu of net income taxes), in each case by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower or any guarantor is located, (c) in the case of a Bank, any U.S. federal withholding tax imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment or (ii) such Bank changes its Lending Office, except in each case to the extent that, pursuant to Section 13.6, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Lending Office, (d) taxes attributable to such Bank’s or Letter of Credit Issuer’s failure to comply with Section 13.6(d) and (e) any U.S. federal withholding taxes imposed under FATCA.

“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interest owned by any Credit Party is bound, a net gas imbalance to Borrower or any other Credit Party, individually or taken as a whole in excess of $20,000,000.  Gas imbalances will be determined based on written agreements, if any, specifying the method of calculation thereof, or, alternatively, if no such agreements are in existence, gas imbalances will be calculated by multiplying (a) the volume of gas imbalance as of the date of calculation (expressed in thousand cubic feet) by (b) the heating value in btu’s per thousand cubic feet, times the Henry Hub average daily spot price for the month immediately preceding the date of calculation.

“Permitted Purchase Money Debt” means Debt incurred by a Credit Party in the ordinary course of business to finance the purchase of assets, including the interests of a lessor under a Capital Lease, provided that (a) the principal amount of the Debt secured by Liens on the purchased asset shall not exceed 100% of the purchase price of such asset and (b) the aggregate amount of all Debt secured by such Liens shall not exceed $20,000,000.

“Required Banks”  means (a) as long as the Commitments are in effect, Banks having an aggregate Commitment Percentage greater than 50% of the Aggregate Maximum Credit Amount, and (b) following termination or expiration of the Commitments, Banks holding greater than 50% of the Outstanding Revolving Credit.

2.3          Amendment to Definition of Permitted Encumbrances.   The definition of “Permitted Encumbrances” is hereby amended to (i) delete the reference to “and” at the end of clause (g) of such definition and (ii) delete clause (h) through the end of such definition and insert the following after clause (g) thereof:

(h)           Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves under GAAP are being maintained;

(i)            Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business, or to secure letters of credit that in turn secure such obligations;

(j)            judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

(k)           Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business covering only the property under lease; and

(l)            Liens securing Permitted Purchase Money Debt, provided that (i) such Liens shall not extend to or encumber any asset of any Credit Party other than those whose purchase was financed with such Permitted Purchase Money Debt and (ii) such Liens shall attach to such purchased assets substantially simultaneously with the purchase of such assets;

provided that, Liens described in clauses (b) through (k) shall remain “Permitted Encumbrances” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Banks is to be hereby implied or expressed by the permitted existence of such Permitted Encumbrances.

2.4          Amendment to Definition of Permitted Investment. The definition of “Permitted Investment” is hereby amended to (i) delete the reference to “$5,000,000” in clause (k) of such definition and replace it with “10,000,000” and (ii) delete the reference to “$10,000,000” in clause (l) of such definition and replace it with “20,000,000”.

2.5          Amendment to Section 2.4 of the Credit Agreement.  Section 2.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.4            Notes.  If requested by a Bank, the Loans made by each Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Bank party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Bank that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, or (iii) any Bank that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.16, as of the effective date of such increase, payable to such Bank in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed.  In the event that any Bank’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.16, Section 14.8(c) or otherwise), the Borrower shall deliver or cause to be delivered, to the extent such Bank is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Bank in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books for its Note.  Failure to make any such recordation shall not affect any Bank’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Bank of its Note.

2.6          Amendment to Sections 2.5(a) and (b) of the Credit Agreement.  Sections 2.5(a) and (b) of the Credit Agreement are hereby amended to delete each reference therein to “or under the Notes”.

2.7          Amendment to Section 2.5(f) of the Credit Agreement.  The second sentence of Section 2.5(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

In the event that at maturity (stated or by acceleration), or at final payment of any Loan after termination of the Commitment, the total amount of interest paid or accrued on such Loan is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by Law, Borrower shall pay to the holder of such Loan an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Loan.

2.8          Amendment to Section 2.16 of the Credit Agreement.  Section 2.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.16          Increases, Reductions and Terminations of Aggregate Elected Commitment Amount.

(a)           Subject to the conditions set forth in Section 2.16(b), Borrower may increase the Aggregate Elected Commitment Amount then in effect by increasing the Elected Commitment of a Bank (an “Increasing Bank”) and/or by causing a Person that is acceptable to Administrative Agent that at such time is not a Bank to become a Bank (any such Person that is not at such time a Bank and becomes a Bank, an “Additional Bank”).  Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Bank be Borrower, an Affiliate of Borrower or a natural person.

(b)           Any increase in the Aggregate Elected Commitment Amount shall be subject to the following additional conditions (provided that the conditions set forth in the following clauses (i) and (ii) shall not apply in connection with any increase in the Aggregate Elected Commitment Amount made substantially contemporaneously with any redetermination or other adjustment to the Borrowing Base hereunder):

(i)            such increase shall not be less than $50,000,000 unless Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amount exceeds the Borrowing Base then in effect (for the sake of clarity, all increases in the Elected Commitments of any Increasing Banks and any Additional Banks effective on a single date shall be included in the increase of the Aggregate Elected Commitment Amount for purposes of this Section 2.16(b)(i));

(ii)           following any Periodic Determination, Borrower may not increase the Aggregate Elected Commitment Amount more than once before the next Periodic Determination (for the sake of clarity, all increases in the Aggregate Elected Commitment Amount effective on a single date shall be deemed a single increase in the Aggregate Elected Commitment Amount for purposes of this Section 2.16(b)(ii));

(iii)          no Default shall have occurred and be continuing on the effective date of such increase;

(iv)          on the effective date of such increase, no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless Borrower pays any compensation required by Section 3.3;

(v)           no Bank’s Elected Commitment may be increased without the consent of such Bank;

(vi)          if Borrower elects to increase the Aggregate Elected Commitment Amount by increasing the Elected Commitment of an Increasing Bank, Borrower and such Increasing Bank shall execute and deliver to Administrative Agent a certificate substantially in the form of Exhibit J (an “Elected Commitment Increase Certificate”); and

(vii)         if Borrower elects to increase the Aggregate Elected Commitment Amount by causing an Additional Bank to become a party to this Agreement, then Borrower and such Additional Bank shall execute and deliver to Administrative Agent a certificate substantially in the form of Exhibit K (an “Additional Bank Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and Borrower shall (A) if requested by the Additional Bank, deliver a Note payable to such Additional Bank in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (B) pay any applicable fees as may have been agreed to between Borrower, the Additional Bank and/or Administrative Agent.

(c)           Subject to acceptance and recording thereof pursuant to Section 2.16(d), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Bank Certificate (or, in each case, if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless Borrower has paid any compensation required by Section 3.3):  (i) the amount of the Aggregate Elected Commitment Amount shall be increased as set forth therein, and (ii) in the case of an Additional Bank Certificate, any Additional Bank party thereto shall be a party to this Agreement and have the rights and obligations of a Bank under this Agreement and the other Loan Papers.  In addition, the Increasing Bank or the Additional Bank, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Banks (and such Banks hereby agree to sell and to take all such further action to effectuate such sale) such that each Bank (including any Increasing Bank and any Additional Bank, as applicable) shall hold its Commitment Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Commitment Amount (and the resulting modifications of each Bank’s Commitment Percentage and Maximum Credit Amount pursuant to Section 2.16(e)).

(d)           Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Bank Certificate, executed by Borrower and the Increasing Bank or by Borrower and the Additional Bank party thereto, as applicable, the processing and recording fee referred to in Section 2.16(b)(vii), the Administrative Questionnaire referred to in Section 2.16(b)(vii) and the break-funding payments from Borrower, if any, required by Section 3.3, Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Bank Certificate and record the information contained therein in the Register required to be maintained by Administrative Agent pursuant to Section 14.8(d).  No increase in the Aggregate Elected Commitment Amount shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.16(d).

(e)           Upon any increase in the Aggregate Elected Commitment Amount pursuant to this Section 2.16, (i) each Bank’s Commitment Percentage shall be automatically deemed amended to the extent necessary so that each Bank’s Commitment Percentage equals the percentage of the Aggregate Elected Commitment Amount represented by such Bank’s Elected Commitment, in each case after giving effect to such increase, (ii) each Bank’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each Bank’s Maximum Credit Amount equals such Bank’s Commitment Percentage, after giving effect to any adjustments thereto pursuant to the foregoing clause (i), of the Aggregate Maximum Credit Amount, and (iii) Schedule 1 to this Agreement shall be deemed amended to reflect the Elected Commitment of any Increasing Bank and any Additional Bank, and any changes in the Banks’ respective Commitment Percentages and Maximum Credit Amount pursuant to the foregoing clauses (i) and (ii).

(f)            Borrower may from time to time terminate or reduce the Aggregate Elected Commitment Amount; provided that (i) each reduction of the Aggregate Elected Commitment Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) Borrower shall not reduce the Aggregate Elected Commitment Amount if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9, the total Outstanding Revolving Credit would exceed the Aggregate Elected Commitment Amount.

(g)           Borrower shall notify Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amount under Section 2.16(f) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, Administrative Agent shall advise the Banks of the contents thereof.  Each notice delivered by Borrower pursuant to this Section 2.16(g) shall be irrevocable.  Any termination or reduction of the Aggregate Elected Commitment Amount shall be permanent and may not be reinstated, except pursuant to Section 2.16(a).  Each reduction of the Aggregate Elected Commitment Amount shall be made ratably among the Banks in accordance with each Bank’s Commitment Percentage.

(h)           Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amount, the Aggregate Elected Commitment Amount shall be automatically reduced (ratably among the Banks in accordance with each Bank’s Commitment Percentage) so that they equal such redetermined Borrowing Base (and Schedule 1 shall be deemed amended to reflect such amendments to each Bank’s Elected Commitment and the Aggregate Elected Commitment Amount).

2.9          Amendment to Section 3.1 of the Credit Agreement.  The first sentence of Section 3.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

If requested by a Bank, pursuant to Section 2.4, Administrative Agent shall, upon receipt thereof from the Borrower, deliver to each Bank that requests a Note the Note or Notes payable to such Bank.

2.10        Amendment to Section 3.4 of the Credit Agreement.  Section 3.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.4            Reserved.

2.11        Amendment to Section 3.6(a) of the Credit Agreement.  Section 3.6(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)           Notwithstanding anything to the contrary contained herein, the Maximum Credit Amount of a Defaulting Bank shall not be included in determining whether all Banks, the Super Majority Banks or the Required Banks have taken or may take any action hereunder (including approval of any redetermination of the Borrowing Base pursuant to Article IV and any consent to any amendment or waiver pursuant to Section 14.2); provided that, any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank; and provided further that in no event shall (i) the Commitment, Elected Commitment or Maximum Credit Amount of any Defaulting Bank be increased without the consent of such Defaulting Bank, or (ii) the Termination Date or any date fixed for any payment of principal of or interest on the Loan or any fees hereunder be postponed without the consent of such Defaulting Bank.

2.12        Amendment to Article IV of the Credit Agreement.  Sections 4.2, 4.3 and 4.4 of the Credit Agreement are hereby amended to delete each reference therein to “Required Banks” and replace them with “Super Majority Banks”.

2.13        Amendment to Section 4.6 of the Credit Agreement.  Section 4.6 of the Credit Agreement is hereby amended to delete the reference therein to “5%” and replace it with “10%”.

2.14        Amendment to Section 6.2(e) of the Credit Agreement.  Section 6.2(e) of the Credit Agreement is hereby amended to delete the reference therein to “$20,000,000” and replace it with “$35,000,000”.

2.15        Amendment to Section 7.8 of the Credit Agreement.  Section 7.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.8            Title to Properties; Liens.  Each Credit Party has good and valid title to all material assets purported to be owned by it.  Without limiting the foregoing, Borrower and/or its applicable Subsidiaries have good, valid and defensible title to all Borrowing Base Properties (except for Borrowing Base Properties disposed of in compliance with, and to the extent permitted by Section 9.5 to the extent this representation and warranty is made or deemed made after the Closing Date), free and clear of all Liens, except for Liens permitted by Section 9.3.

2.16        Amendment to Section 7.9 of the Credit Agreement.  Section 7.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.9            Mineral Interests.  All Borrowing Base Properties are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid.  Without regard to any consent or non-consent provisions of any joint operating agreement covering any Credit Party’s Proved Mineral Interests, each Credit Party’s share of (a) the costs attributable to each Borrowing Base Property is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests”, “WI”, “gross working interest”, “GWI”, or similar terms, unless such greater share of costs is offset by a corresponding proportionate increase in the applicable Credit Parties’ net revenue interest in such Borrowing Base Property, and (b) production from, allocated to, or attributed to each such Borrowing Base Property is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms.

2.17        Amendment to Section 7.14 of the Credit Agreement.  The first sentence of Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

All written information heretofore furnished by or on behalf of any Credit Party to Administrative Agent, any Arranger, or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such written information hereafter furnished by or on behalf of any Credit Party to Administrative Agent, any Arranger, or any Bank will be, when taken as a whole , true, complete, and accurate in every material respect and based on reasonable estimates on the date as of which such written information is stated or certified (it being understood that actual results may vary materially from the financial projections provided hereunder); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

2.18        Amendment to Articles VIII and IX of the Credit Agreement.  The introductory sentences of Articles VIII and IX of the Credit Agreement are hereby amended to delete each reference therein to “Note” and replace them with “Loan”.

2.19        Amendment to Section 8.1(f) of the Credit Agreement.  Section 8.1(f) of the Credit Agreement is hereby amended to delete each reference therein to “$2,000,000” and replace them with “$5,000,000”.

2.20        Amendment to Section 8.1(l) of the Credit Agreement.  Section 8.1(l) of the Credit Agreement is hereby amended to delete the reference therein to “$5,000,000” and replace it with “$10,000,000”.

2.21        Amendment to Section 9.1(e) of the Credit Agreement.  Section 9.1(e) of the Credit Agreement is hereby amended to delete the reference therein to “$10,000,000” and replace it with “$20,000,000”.

2.22        Amendment to Section 9.3 of the Credit Agreement.  Section 9.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.3            Liens; Negative Pledge.  Borrower will not, nor will Borrower permit any other Credit Party to, create, assume or suffer to exist any Lien on any asset owned by it other than (a) Permitted Encumbrances, and (b) Liens existing on any asset prior to the acquisition thereof by any Credit Party or existing on any asset of any Person that becomes a Credit Party after the date hereof prior to the time such Person becomes a Credit Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Credit Party, as the case may be, (ii) such Lien shall not at any time apply to or encumber any other assets of the Credit Party, (iii) such Lien shall not at any time attach to any Mineral Interests of the Credit Parties, and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Credit Party, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.  Borrower will not, nor will Borrower permit any other Credit Party to, enter into or become subject to any agreement that prohibits or otherwise restricts the right of any Credit Party to create, assume or suffer to exist any Lien in favor of Administrative Agent or any Bank on any Credit Party’s assets.

2.23        Amendment to Section 9.4 of the Credit Agreement.  Section 9.4 of the Credit Agreement is hereby amended to delete the reference therein to “Required Banks” and replace it with “Super Majority Banks”.

2.24        Amendment to Section 9.11 of the Credit Agreement.  Section 9.11 of the Credit Agreement is hereby amended to delete the reference therein to “$10,000,000” and replace it with “$20,000,000”.

2.25        Amendment to Section 9.12 of the Credit Agreement.  Section 9.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.12          Acquisition.  Without the prior written consent of Required Banks, Borrower will not, nor will Borrower permit any other Credit Party to, acquire, in a single transaction or a series of related transactions, all or substantially all of the assets or capital stock (or other outstanding equity interests) of any Person, or all or substantially all of the assets comprising a division of any Person; provided that, nothing contained in this Section 9.12 shall prohibit Borrower or any other Credit Party from making any acquisition of a Person whose primary business is the acquisition, exploration, development and operation of Mineral Interests, and/or the production and/or marketing of Hydrocarbons and accompanying elements therefrom or any other acquisition which is permitted by the terms of this Agreement, including acquisitions of Hydrocarbons and Mineral Interests, and any Permitted Investment.

2.26        Amendment to Sections 10.1, 11.1(a) and 11.1(b) of the Credit Agreement.  Sections 10.1, 11.1(a) and 11.1(b) of the Credit Agreement are hereby amended to delete each reference therein to “Note” and replace them with “Loan”.

2.27        Amendment to Sections 11.1(f), (i) and (j) of the Credit Agreement.  Sections 11.1(f), (i) and (j) of the Credit Agreement are hereby amended to delete all references therein to “$25,000,000” and replace them with “$50,000,000”.

2.28        Amendment to Section 11.1 of the Credit Agreement.  The last paragraph of Section 11.1 of the Credit Agreement is hereby amended to delete each reference in clauses (ii) and (iii) thereof to “Notes” and replace them with “Loans”.

2.29        Amendment to Section 12.5(a) of the Credit Agreement.  Section 12.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)           The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or any other Credit Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Paper unless it shall first receive such advice or concurrence of the requisite Required Banks or the Super Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Paper in accordance with a request or consent of the requisite Required Banks, Super Majority Banks or all the Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and participants.  Where this Agreement expressly permits or prohibits an action unless the requisite Required Banks or Super Majority Banks otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the requisite Banks.

2.30        Amendment to Section 13.1 of the Credit Agreement.  Section 13.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 13.1          Basis for Determining Interest Rate Applicable to Eurodollar Tranches Inadequate.  If the Required Banks determine that for any reason in connection with any request for a Loan or a conversion to or continuation thereof that (a) dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an Adjusted Base Rate Loan, or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an Adjusted Base Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify Borrower and each Bank.  Thereafter, the obligation of the Banks to make or maintain Eurodollar Loans and Adjusted Base Rate Loans as to which the interest rate is determined with reference to the LIBOR Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Banks) revokes such notice.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Adjusted Base Rate Loans in the amount specified therein.

2.31        Amendment to Section 13.3 of the Credit Agreement.  Section 13.3 of the Credit Agreement is hereby amended by adding “, if any,” after each reference therein to “its Note”.

2.32        Amendment to Section 13.6 of the Credit Agreement.  Section 13.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 13.6          Taxes.

(a)           All amounts payable by Borrower under the Loan Papers (whether principal, interest, fees, expenses, or otherwise) to or for the account of each Recipient shall be paid in full, free of any deductions or withholdings for or on account of any Indemnified Taxes and Documentary Taxes.  If Borrower is prohibited by Law from paying any such amount free of any such deductions and withholdings, then (at the same time and in the same manner that such original amount is otherwise due under the Loan Papers) Borrower shall pay to or for the account of such Recipient such additional amount as may be necessary in order that the actual amount received by such Recipient after deduction and/or withholding (and after payment of any additional Indemnified Taxes and Documentary Taxes due as a consequence of the payment of such additional amount, and so on) will equal the amount such Recipient would have received if such deduction or withholding were not made.

(b)           The Loan Parties shall jointly and severally indemnify each Recipient within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Documentary Taxes (including Indemnified Taxes or Documentary Taxes imposed or asserted on or attributable to amounts payable under this Section 13.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Documentary Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank or Letter of Credit Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank or Letter of Credit Issuer, shall be conclusive absent manifest error.

(c)           Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 14.8(b) relating to the maintenance of Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Paper, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error.  Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Paper or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (c).

(d)           (i) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Paper shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Bank, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.6(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(ii) Without limiting the generality of the foregoing,

(A) any Bank that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(B) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Paper, executed originals of IRS Form W-8BEN (or applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Paper, IRS Form W-8BEN (or applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  executed originals of IRS Form W-8ECI (or applicable successor form);

(3) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or applicable successor form); or

(4) to the extent a Foreign Bank is not the beneficial owner, executed originals of IRS Form W-8IMY (or applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or, in each case, applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)  any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Bank under any Loan Paper would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  For purposes of this paragraph (d), the term “Bank” includes any Letter of Credit Issuer.

2.33        Amendment to Section 13.8 of the Credit Agreement.  Section 13.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 13.8          Replacement of Banks.  If (a) any Bank requests compensation under Section 13.3, (b) the obligation of any Bank to make Eurodollar Loans or continue Loans as Eurodollar Loans has been suspended pursuant to Section 13.4, (c) Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 13.5 or Section 13.6, (d) any Bank is a Defaulting Bank or (e) any Bank has voted against an amendment, modification or waiver of any provision of this Agreement proposed by Borrower, which proposed amendment, modification or waiver (i) was approved by Banks representing no less than 90% of the aggregate Commitments (or, following termination or expiration of the Commitments, the Outstanding Revolving Credit) but (ii) required the approval of all Banks and did not get such approval, then Borrower may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions in Section 14.8(c) all its interests, rights and obligations under this Agreement at par (plus all accrued and unpaid interest and fees) to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided, that in the case of any such assignment resulting from a request for compensation under Section 13.3, the suspension of an obligation to make Eurodollar Loans or continue Loans as Eurodollar Loans under Section 13.4, or the requirement that Borrower pay any additional amount under Section 13.5 or Section 13.6, such assignment will result in a reduction of such compensation, a resumption of such obligation in whole or in part, or the reduction of such payments, as applicable

2.34        Amendment to Section 14.2(c)(ii)(E) of the Credit Agreement.  Section 14.2(c)(ii)(E) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(E)  change the percentages of the Aggregate Maximum Credit Amount, the definitions of “Required Bank” and/or “Super Majority Bank”, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 14.2(c) or any other provision of this Agreement,

2.35        Amendment to Section 14.8(b) of the Credit Agreement.  Section 14.8(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           Any Bank may (subject to the provisions of this section, in accordance with applicable Law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a “Participant”) participating interests in its portion of the Obligations.  The selling Bank remains a “Bank” under the Loan Papers, the Participant does not become a “Bank” under the Loan Papers, and the selling Bank’s obligations under the Loan Papers remain unchanged.  The selling Bank remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loans for all purposes under the Loan Papers.  Borrower and Administrative Agent shall continue to deal solely and directly with the selling Bank in connection with that Bank’s rights and obligations under the Loan Papers, and each Bank must retain the sole right and responsibility to enforce due obligations of Borrower and/or any other Credit Party.  Participants have no rights under the Loan Papers except certain voting rights as provided below.  Subject to the following, each Bank may obtain (on behalf of its Participants) the benefits of Article XIII with respect to all participations in its part of the Obligations outstanding from time to time (subject to the requirements and limitations therein, including the requirements under Section 13.6(d) (it being understood that the documentation required under Section 13.6(d) shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 14.8(c); provided that such Participant shall not be entitled to receive any greater payment under Article XIII with respect to its participation, than its participating Bank would have been entitled to receive.  Each Bank that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 13.8 with respect to any Participant.  No Bank may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of any Loan Paper except to the extent such amendment, modification or waiver would (i) extend the Termination Date, (ii) reduce the interest rate or fees applicable to the Commitments or any portion of the Loans in which such Participant is participating, or postpone the payment of any thereof, or (iii) release all or substantially all of the collateral or guarantees securing any portion of the

Aggregate Maximum Credit Amount or the Loans in which such Participant is participating.  In addition, each agreement creating any participation must include an agreement by the Participant to be bound by the provisions of Section 14.14.

Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Papers (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Paper) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

2.36        New Exhibits.  Exhibit L-1, Exhibit L-2, Exhibit L-3 and Exhibit L-4 to this Second Amendment are hereby added as Exhibit L-1, Exhibit L-2, Exhibit L-3 and Exhibit L-4 to the Credit Agreement and Exhibit L-1, Exhibit L-2, Exhibit L-3 and Exhibit L-4 attached hereto shall be deemed to be attached as Exhibit L-1, Exhibit L-2, Exhibit L-3 and Exhibit L-4 to the Credit Agreement, respectively.

2.37        Amendment to Schedule 1 of the Credit Agreement.  The first table contained in Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

Bank	Maximum Credit Amount	Elected Commitment	Commitment Percentage
Wells Fargo Bank, N.A.	$242,424,242.58	$100,000,000.00	12.12121212%
Bank of America, N.A.	$169,696,969.68	$70,000,000.00	8.48484848%
JPMorgan Chase Bank, N.A.	$169,696,969.68	$70,000,000.00	8.48484848%
Union Bank, N.A.	$151,515,151.50	$62,500,000.00	7.57575758%
BMO Harris Financing, Inc.	$151,515,151.50	$62,500,000.00	7.57575758%
Societe Generale	$130,909,090.90	$54,000,000.00	6.54545455%
The Bank of Nova Scotia	$65,454,545.45	$27,000,000.00	3.27272727%
Capital One, National Association	$130,909,090.90	$54,000,000.00	6.54545455%
Compass Bank	$130,909,090.90	$54,000,000.00	6.54545455%
Comerica Bank	$84,848,484.84	$35,000,000.00	4.24242424%
BOKF, NA DBA Bank of Oklahoma	$72,727,272.72	$30,000,000.00	3.63636364%
Branch Banking and Trust Company	$72,727,272.72	$30,000,000.00	3.63636364%
Barclays Bank PLC	$62,545,454.54	$25,800,000.00	3.12727273%
Citibank, N.A.	$62,545,454.54	$25,800,000.00	3.12727273%
Credit Suisse AG, Cayman Islands Branch	$62,545,454.54	$25,800,000.00	3.12727273%
ING Capital LLC	$62,545,454.54	$25,800,000.00	3.12727273%
SunTrust Bank	$62,545,454.54	$25,800,000.00	3.12727273%
Goldman Sachs Bank USA	$48,484,848.48	$20,000,000.00	2.42424242%
Scotiabanc Inc.	$65,454,545.45	$27,000,000.00	3.27272727%
Totals:	$2,000,000,000.00	$825,000,000	100%

Section 3.              Borrowing Base as of the Second Amendment Effective Date.  In reliance on the covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Borrowing Base shall be redetermined to be, effective as of the Second Amendment Effective Date, $1,000,000,000, and the Borrowing Base shall remain at $1,000,000,000 until the next Determination thereafter.  Borrower and Banks agree that the Determination provided for in this Section 3 will constitute the Periodic Determination scheduled for May 1, 2014 (or such date promptly thereafter as reasonably possible) for the purposes of the Credit Agreement and shall not be construed or deemed to be a Special Determination for purposes of the Credit Agreement.

Section 4.              Conditions Precedent.  The effectiveness of this Second Amendment is subject to the following:

4.1          Administrative Agent shall have received counterparts of this Second Amendment from the Credit Parties and all Banks.

4.2          Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.

Administrative Agent shall notify Borrower and the Banks of the effectiveness of this Second Amendment, and such notice shall be conclusive and binding.

Section 5.              Representations and Warranties; Etc.  Each Credit Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Paper to which such Credit Party is a party are true and correct in all material respects as though made on and as of the date hereof (unless made as of a specific earlier date, in which case, was true as of such date), (b) no Defaults exist under the Loan Papers or will, after giving effect to this Second Amendment, exist under the Loan Papers and (c) no Material Adverse Change has occurred.

Section 6.                                           Miscellaneous.

6.1                               Confirmation and Effect.  The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

6.2                               Ratification and Affirmation of Credit Parties.  Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Second Amendment, (b) ratifies and affirms its obligations under the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Facility Guaranty and the other Loan Papers to which it is a party (in each case, as amended hereby), (d) agrees that its guarantee under the Facility Guaranty and the other Loan Papers (in each case, as amended hereby) to which it is a party remains in full force and effect with respect to the Obligations, as amended hereby, (e) represents and warrants that (i) the execution, delivery and performance of this Second Amendment has been duly authorized by all necessary corporate or company action of the Credit Parties, (ii) this Second Amendment constitutes a valid and binding agreement of the Credit Parties, and (iii) this Second Amendment is enforceable against each Credit Party in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (f) acknowledges and confirms that the amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations after giving effect to this Second Amendment.

6.3                               Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

6.4                               No Oral Agreement.  This written Second Amendment, the Credit Agreement and the other Loan Papers executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

6.5                               Governing Law.  This Second Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

6.6                               Payment of Expenses.  Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

6.7                               Severability.  Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8                               Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.9                               Loan Paper.  This Second Amendment shall constitute a “Loan Paper” for all purposes under the other Loan Papers.

6.10                        Waiver of Jury Trial.  Section 14.13 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.

BORROWER:	LAREDO PETROLEUM, INC.

	By:	/s/ Richard C. Buterbaugh
	Name:	Richard C. Buterbaugh
	Title:	Executive V.P. & Chief Financial Officer

GUARANTOR:	LAREDO MIDSTREAM SERVICES, LLC

	By:	/s/ Richard C. Buterbaugh
	Name:	Richard C. Buterbaugh
	Title:	Executive V.P. & Chief Financial Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, N.A.,
as Administrative Agent and as a Bank

By:	/s/ T. Bancroft Mattei
Name:	T. Bancroft Mattei
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Michael Clayborne
Name:	Michael Clayborne
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Bank

By:	/s/ Michael A. Kamauf
Name:	Michael A. Kamauf
Title:	Authorized Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

SOCIETE GENERALE, as a Bank

By:	/s/ Elena Robciuc
Name:	Elena Robciuc
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

UNION BANK, N.A., as a Bank

By:	/s/ Colt Walls
Name:	Colt Walls
Title:	Investment Banking Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

BMO HARRIS FINANCING, INC., as a Bank

By:	/s/ Joseph A. Bliss
Name:	Joseph A. Bliss
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as a Bank

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

COMPASS BANK, as a Bank

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

BOKF, NA dba BANK OF OKLAHOMA, as a Bank

By:	/s/ Pam P. Schloeder
Name:	Pam P. Schloeder
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY, as a Bank

By:	/s/ Parul June
Name:	Parul June
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK, as a Bank

By:	/s/ Haven C. Harper
Name:	Haven C. Harper
Title:	Corporate Banking Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Bank

By:	/s/ Alicia Borys
Name:	Alicia Borys
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

CITIBANK, N.A., as a Bank

By:	/s/ Ryan Watson
Name:	Ryan Watson
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

By:	/s/ Alex Verdone
Name:	Alex Verdone
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

ING CAPITAL LLC, as a Bank

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK, as a Bank

By:	/s/ Shannon Juhon
Name:	Shannon Juhon
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

SCOTIABANC INC., as a Bank

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT